Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 11, 2019 on the consolidated financial statements of Bridgeview Bancorp, Inc. as of and for the years ended December 31, 2018 and 2017, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ PLANTE & MORAN, PLLC

Chicago, IL
April 4, 2019